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                             SUBSCRIPTION AGREEMENT

Monterey Pasta Company
353 Sacramento Street
San Francisco, CA 94111
Attention:  President

Gentlemen:

     Please accept this letter as my offer and agreement (hereinafter referred to as the "Subscription Agreement") to purchase ______ shares of Common Stock ("Shares") of Monterey Pasta Company, a California corporation (the "Company") at $4.375 per share ("Subscription Price"), subject to the terms, conditions, acknowledgments, representations and warranties stated herein, in the Company's Private Placement Memorandum dated April 10, 1996 (the "Memorandum"), and in the Registration Rights Agreement between the Company and the investors in this offering (the "Registration Rights Agreement"). Simultaneously with the execution and delivery hereof, I am executing and delivering a Registration Rights Agreement and I am transmitting a check payable to the order of the Company in the amount of the Subscription Price for the Shares I am purchasing.

     I understand that this Subscription Agreement and the Registration Rights Agreement are not binding on the Company unless and until it is accepted by the Company. In order to induce the Company to accept this Subscription Agreement and as further consideration for such acceptance, I hereby make the following acknowledgments, representations and warranties with the full knowledge that the Company will expressly rely on the following acknowledgments, representations and warranties in making a decision to accept or reject this Subscription
Agreement:

     1. I recognize that an investment in the Company involves substantial risk and I am fully cognizant of and understand all of the risk factors related to purchase of the Shares, including, but not limited to, the significant write-downs and continuing operating losses incurred by the Company and the lack of liquidity of my investment in the Company. I understand that, although the Company's common stock is currently traded on the Nasdaq National Market, the Shares have not been registered under the Securities Act of 1933 and cannot be publicly traded until they are registered and until such time can be traded only in accordance with an exemption from registration (such as Rule 144) and in accordance with the Registration Rights Agreement.

     2. I can bear and am willing to accept the economic risk of losing my entire investment.

     3. I am aware that the Company has not operated profitably the past two fiscal years, continues to accrue significant operating losses, has an accumulated deficit of approximately $25 million and may not achieve profitability in the near future. I understand that the Company has significantly changed its business plan and plan of operations in 1996.

     4. I recognize that the retail food industry is a competitive business, and that brief periods of revenue shortfalls, loss of a key customer, changes in consumer preferences or other economic downturn can result in significant operating losses.

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     5.   I am aware that the Company has recently not generated sufficient revenues from operations to meet its operating costs and has relied on capital infusions from the private debt and equity markets in order to meet those costs; I understand that there can be no assurance that such funds will be available if additional capital infusions are necessary in the future.

     6. I have received copies of and have carefully read the Memorandum and the Company's Annual Report on Form 10-K as amended by Form 10-K/A for the fiscal year ended December 31, 1995 and understand that I may receive from the Company upon request the other documents incorporated by reference into the Memorandum.

     7. My overall commitment to investments that are not readily marketable is not disproportionate to my individual net worth, and my investment in the Shares will not cause such overall commitment to become excessive.

     8. I have adequate means of providing for my financial requirements, both current and anticipated, and have no need for liquidity in this investment.

     9. I hereby warrant, represent and acknowledge that I am an "accredited investor" for purposes of Regulation D and Rule 230.501(a) promulgated under the Securities Act of 1933 (the "Securities Act"), in that I qualify under the following designated categories (check all applicable categories):

          _____a. I am an institutional investor within the meaning of Rule 501(a)(1) of Regulation D of the Act, with total assets of $__________.

          _____b.   I am a private business development company as defined in
                    Section 202(a)(22) of the Investment Advisors Act of 1940.

          _____c. I am a tax exempt organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets of $_________.

          _____d. I am a natural person whose present net worth (or whose joint net worth of my spouse and me) exceeds $1,000,000.

          _____e. I am a natural person who had individual income in excess of $200,000 in each of the last two years and I reasonably expect to have an income in excess of $200,000 in the current year.

                              or

          _____f. I am a natural person who (together with my spouse) had joint income in excess of$300,000 in each of the last two years, and we reasonably expect to have joint income in excess of $300,000 in the current year.

          _____g. I am a corporation, partnership, Massachusetts or similar business trust with total assets of $5,000,000 whose purchase of

                                       2.

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                    the securities is directed by a sophisticated person as
                    described in Rule 506(b)(c)(ii) of Regulation D.

          _____h. I am an entity, all of whose equity owners are accredited investors under paragraphs a-f above.

     10. I am purchasing the Shares for my own account and for investment purpose only and have no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision of the Shares. I understand that, due to the restrictions referred to in Paragraphs 11, 12 and 13 below, and the lack of any current market existing for the Shares, my investment in the Company will be highly illiquid and may have to be held indefinitely. I acknowledge that although the Company has covenanted to grant certain demand and "piggyback" registration rights for the Shares as set forth in the Registration Rights Agreement. There can be no assurance that the Company will be successful in its efforts to register the Shares, or that such registration will take place.

     11. I am fully aware that the Shares subscribed for herein, have not been registered with the Securities and Exchange Commission in reliance on the exemption specified in representations set forth herein. Accordingly, I understand that the Shares can be transferred only if they are registered with the Securities and Exchange Commission or pursuant to a transaction that is exempt from registration under the Securities Act of 1933.

     12. I understand that the Shares subscribed for herein have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be reoffered for sale or resold except in a transaction or as a security exempt under those laws. I further understand that the specific approval of such resales by the state securities administrator may be required in some states.

     13. I understand that legends will be placed on any instruments evidencing the Shares, with respect to restrictions on distribution, transfer, resale, assignment or subdivision imposed by applicable federal and state securities laws. I acknowledge that the Shares are subject to a 12-month lock up agreement as set forth in the Registration Rights Agreement, and that I may not transfer the Shares, or any portion thereof during that period without the prior consent of the Company even if such transfer would otherwise comply with applicable securities laws.

     14. In order for the Company to determine whether I am a qualified purchaser under the California Corporate Securities Law of 1968, I represent and warrant that I qualify under the following categories (check applicable categories):

                                       3.

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          _____a.   I have a preexisting personal or business relationship with the Company or any of its officers or directors of a nature and duration as would allow me to be aware of the character, business acumen, general business and financial circumstances of the Company or of the person with whom such relationship exist. (Please describe relationship, and, if applicable, duration of relationship.)

                    ------------------------------------------------------------
                    -----------------------

                    ------------------------------------------------------------
                    -----------------------

          _____b. By reason of my business or financial experience, I have the capacity to protect my interests in connection with the purchase of the Shares. (Please describe such experience.)

                    ------------------------------------------------------------
                    ----------------------

                    ------------------------------------------------------------
-------------------------

                    ------------------------------------------------------------
-------------------------
          _____c. My investment in the Shares does not exceed ten percent (10%) of my net worth or joint net worth with my spouse.

     15. All information that I have provided to the Company herein concerning my suitability to invest in the Company is complete, accurate and correct as of the date of my signature on the last page of this Subscription Agreement. I hereby agree to notify the Company immediately of any material change in any such information occurring prior to the acceptance of this Subscription Agreement, including any information about changes concerning my net worth and financial position. I agree to execute such further documents as reasonably requested by the Company relating to the registration rights and lockup provisions set forth in the Memorandum and this Agreement.

     16. I acknowledge that the sale of the Shares has not been accompanied by the publication of any advertisement or by any general solicitation.

     17. I acknowledge that I have been represented by my own independent counsel and advisors in this transaction, that I have not relied on the Company's counsel and advisors in any way in connection with this transaction, and that the Company's counsel and advisors doe not owe me any duty whatsoever.

     18. I have conducted my own independent investigation of the Company, its officers and its business with the assistance of my counsel and advisors, and I am basing my decision to invest in the Company on that examination.

                                       4.

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     19.  I have not relief upon any representations mad by the Company's directors or officers, the Placement Agent or any other person. I have not relief upon any representation, opinions or services made or rendered by the Company's counsel or advisors. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUBSCRIPTION AGREEMENT IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIEF UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

     20. I have had the opportunity to ask questions of, and receive answers from, the Company and the officers, directors and employees of the Company concerning the Company, the creation or operation of the Company or terms and conditions of the offering of the Shares, and to obtain any additional information deemed necessary to verify the Company is a reporting company and that I have reviewed, or had the opportunity to review, all the public filings made by the Company. I have been provided with all material requested to verify any information furnished to me.

     21.  I (we) wish to own my (our) Shares as follows:

          _____a. Separate or individual property. (In community property status, if the purchaser is married, his (her) spouse must submit written consent if community funds will be used to purchase the Shares.)

          _____b. Husband and wife as community property. (Community property states only. Husband and Wife should both sign all required documents unless advised by their attorney that one signature is sufficient.)

          _____c. Joint Tenants with right of survivorship. (Both parties must sign all required documents unless advised by their attorneys that one signature is sufficient.)

          _____d.   Other (indicate):

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                    -----------------------

                    ------------------------------------------------------------
-----------------------

                    (NOTE:  Prospective investors should seek the advice of
               their own attorney in deciding which of the above forms of ownership of the Shares should be utilized, since difference forms of ownership can have varying gift tax, estate tax and other consequences, depending on the State of the subscriber's domicile and his particular personal circumstances.)

                                       5.

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     22.  The address below is my true and correct principal residence address.

     23. This Agreement shall be construed in accordance with and governed by the laws of the State of California, except as to Paragraph 21 above (type of registration of ownership of Shares), in which case this Agreement shall be construed in accordance with and governed by the laws of the State of principal residence of the subscribing investor.

     24. Notice to Residents of All States: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES ACT OF 1933 AND THE SECURITIES LAWS OF CERTAIN JURISDICTIONS GRANT PURCHASERS OF SECURITIES SOLD IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID. THE COMPANY BELIEVES THAT THE OFFERING DESCRIBED IN THIS SUBSCRIPTION AGREEMENT IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS GRANTING THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE SUCH AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE COMPANY WILL CONTEND THAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT CONSTITUTED NOTICE OF THE FACTS CONSTITUTING SUCH VIOLATION.

     25. I hereby covenant and agree that any dispute, claims and/or controversy arising under, out of, in connection with or relating to this Subscription Agreement or the transaction evidenced thereby, and any amendment thereof, or the breach thereof, shall be

                                       6.

determined and settled by arbitration in the State of California, in accordance with the rules and procedures of the American Arbitration Association. The arbitration shall be governed by and subject to the applicable laws of the State of California and the then-prevailing rules of the American Arbitration Association. The prevailing party shall be entitled to an award of its reasonable costs and expenses including but not limited to attorneys' fees, in addition to any other available remedies. Any award rendered therein shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered therein in any court of competent jurisdiction.

     26. I hereby agree to indemnify and hold harmless the Company and all of its shareholders, officers, directors, affiliates, and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of my failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its shareholders, officers, directors, affiliates or advisors defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction.

     27.  MISCELLANEOUS.

          a. I may not transfer or assign this Subscription Agreement, or any interest herein, and any purported transfer shall be void.

          b. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement will be binding on my heirs, successors and personal representatives; provided, however, that if the Company rejects this Subscription Agreement, this Subscription Agreement shall be automatically canceled, terminated and revoked.

          c. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the sale of the Shares and may be amended, modified or terminated only by a writing executed by all parties (except as provided herein with respect to rejection of this Subscription Agreement by the Company).

          d. Within five days after receipt of a written request from the Company, the undersigned agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Company is subject.

          e. The representations and warranties of the undersigned set forth herein shall survive the sale of the Shares, pursuant to this Subscription Agreement.

                                       7.

     IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement this ____ day of ______________, 1996.

SUBSCRIBER:

____________________________       _______________________________
Signature                          Signature


____________________________       _______________________________
Name (please print)                Name (please print)


____________________________       ________________________________
Street Address (Residence)         Street Address (Residence)


____________________________       ________________________________
City, State, Zip                   City, State, Zip


_____________________________      ________________________________
Social Security or Employer        Social Security or Employer
Identification Number              Identification Number


(SPECIAL INSTRUCTIONS: Investors must list their principal place of residence rather than their office or other address on the signature page so that the Company can confirm compliance with appropriate securities laws. If you wish correspondence sent to some address other than your principal residence, please provide a mailing address in the blank provided below.)


_______________________________
Street Address


________________________________
City, State, Zip


     This Subscription for _________Shares is hereby accepted this _____ day of _________ 1996.

MONTEREY PASTA COMPANY
a California corporation


By:______________________________
   Norman E. Dean, President and
     Chief Executive Officer

                                       8.